UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2021

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Sino American Oil

(Exact name of registrant as specified in its charter)

Wyoming (State or Other Jurisdiction of Incorporation or Organization)	000-52304 (Commission File Number)	N/A (I.R.S. Employer Identification Number)

2123 Pioneer Avenue, Cheyenne, WY, 82001

(Address of principal executive offices)

360-361-8066

(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 8.01Other Items.

Effective September 30, 2021, Mr. Jeffrey Standen has resigned as officer, and all roles relating to Sino American Oil Company.

Mr. Standen, has a consulting firm called Kinghorn Resources. Kinghorn Resources has terminated its contract with the Company. Mr. Standen and Kinghorn’s staff, agreed to release Sino American Oil Company’s contractual obligation. Kinghorn has advised the Company that it has forfeited any and all monies and/or compensation in any form whatsoever that may be owed to Kinghorn by the Company. The Company has no affiliation with Kinghorn as of October 3rd 2021.

Mr. Standen and Kinghorn are not, and never have been shareholders, beneficial owners, affiliates, insiders of the Company, and are not third-party service providers for the company. This is not a result of any dispute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sino American Oil Company

Date: October 4, 2021	By:	/s/ Richard Tang
Richard Tang
Director, Treasurer